Responses to Item 77D

Emerging Markets Portfolio
Emerging Markets Portfolio filed an
Application for Deregistration on Form N-8F with the Securities and Exchange Commission on October 6, 2010 (Accession No.
0000940394-10-001019).  The Order under
Section 8(f) that the Portfolio has ceased to be an investment company was received on December 12, 2010 (Accession No.
9999999997-10-019986).

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